EXHIBIT 99.1

FOR RELEASE MAY 11, 2012

SOURCE: Uni-Pixel, Inc.

UniPixel Reports First Quarter 2012 Results

THE WOODLANDS, Texas — May 11, 2012 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, reported results for the first quarter ended March 31, 2012.

First Quarter 2012 Operational Highlights

•
Established collaboration with Texas Instruments, Incorporated (TI) to develop advanced touch screen solutions. Qualification for UniBoss™ touch sensor films with TI’s touch screen controller chip family advanced to near completion and expected to be finalized in the second quarter 2012.

•
Entered a global manufacturing and master distribution agreement with Carestream Tollcoating, a global leader in dental and medical imaging, for the manufacture and distribution of UniPixel’s Diamond Guard™ protective cover films. Production certification process initiated to establish capacity of more than 100 million square feet per year.

•	Sampled Diamond Guard films with more than 50 potential customers, ranging from computer OEM’s to touch panel module manufacturers to film converters.

•
Expanded UniPixel’s IP portfolio with one new patent application. An additional 28 patent applications are being prepared for submission. To accelerate and enhance the patent application process, the company continues to leverage an IP services agreement with MDB Capital, a leader in helping companies maximize the value of their IP.

Management Commentary
“During the first quarter of 2012 we made tremendous strides towards the worldwide commercialization of our flagship products, UniBoss and Diamond Guard,” said UniPixel president and CEO, Reed Killion. “We established a working relationship with two major players in the respective markets for these products and have made significant advancements upon those relationships.

“Working closely with TI, we have made solid progress in integrating our pro-cap multi-touch sensor films with Texas Instruments’ controller, and we expect to soon introduce to the market high-quality touch screen solutions at very competitive costs. The prototype is testing well, and we look forward to soon releasing prototype performance data that will include a lower noise floor and increased speed and scan capabilities. At this pace of progress, we expect our pro-cap touch sensor to be qualified with the TI controller in the second quarter of this year.

“In response to high level of interest from large OEMs, we plan to release a UniBoss product with ultra-thin conductive elements on film surfaces that are printed in a range of grid patterns and sizes. These varying grid patterns can be laminated together to create resistive touch as well as a pro-cap touch sensors that utilize the existing modular supply chain. Along with the performance benefits of being flexible and more conductive than ITO, variable grid patterns enable a wider variety of applications in the flexible electronic film market, including very large format applications and multi-gesture touchpads.

“Our Diamond Guard manufacturing and distribution partnership with Carestream Tollcoating is also advancing at a strong pace, with Diamond Guard close to becoming fully production qualified. We expect our final test production run to be conducted next week, and Carestream has already begun to showcase Diamond Guard to its global customer base. As a world-class film manufacturing organization, we look forward to working with Carestream to develop sales and provide order fulfillment for Diamond Guard.

“As we complete the first half of 2012, UniBoss and Diamond Guard are on course for commercialization in the rapidly growing touchscreen market. The infrastructure partnerships we have been developing with TI and Carestream put us in an ideal position to manufacture and market our technologies.”

Q1 2012 Financial Summary
In the first quarter 2012, the company produced marginal revenues as it focused on advancing the development and market introduction of its flagship products, UniBoss and Diamond Guard.

Selling, general and administrative (SG&A) expenses in the first quarter of 2012 totaled $0.9 million, as compared to $1.5 million in the same year-ago quarter. The decrease in SG&A expenses was primarily due to the decrease in issuance of stock options to employees and related decrease in stock compensation expense in the first quarter of 2012.

Research and development expenses in the first quarter of 2012 totaled $1.1 million, as compared to $1.6 million in the same year-ago quarter. The decrease in R&D expenses was primarily due to stock compensation decrease of $0.7 million.

Net loss was $2.0 million or $(0.29) per share in the first quarter of 2012, as compared to a net loss of $3.1 million or $(0.43) per share in the same year-ago quarter.

Cash and cash equivalents totaled $5.9 million at March 31, 2012, as compared to $7.2 million at December 31, 2011. The decrease in cash was primarily due to research and development expenses.

Conference Call
UniPixel President and CEO Reed Killion and CFO Jeff Tomz will host a conference call later today to discuss the first quarter of 2012 and outlook for the year, followed by a question and answer period.

Date: Friday, May 11, 2012
Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)
Dial-In Number: 1-877-941-1427
International: 1-480-629-9664
Conference ID#: 4534080

The conference call will be broadcast simultaneously and available for replay via the Investors section of the company's Web site at www.unipixel.com or by clicking here.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 2:00 p.m. Eastern time on the same day and until June 11, 2012:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4534080

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ:UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com

Uni-Pixel, Inc.
Condensed Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,918,468	$7,216,663
Accounts receivable, net	—	4,550

Total current assets	5,918,468	7,221,213

Property and equipment, net of accumulated depreciation of $2,104,107 and $1,977,241, at March 31, 2012 and December 31, 2011, respectively	1,036,859	1,149,654
Restricted cash	17,439	17,439

Total assets	$6,972,766	$8,388,306

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$101,694	$87,468

Total current liabilities	101,694	87,468

Total liabilities	101,694	87,468

Commitments and contingencies (Note 3)	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 7,142,307 shares issued and outstanding at March 31, 2012 and December 31, 2011	7,142	7,142
Additional paid-in capital	71,205,057	70,589,438
Accumulated deficit	(64,341,127)	(62,295,742)

Total shareholders’ equity	6,871,072	8,300,838

Total liabilities and shareholders’ equity	$6,972,766	$8,388,306

Uni-Pixel, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2012	2011

Revenue	$3,564	$51,588

Cost of revenues	1,373	7,694

Gross margin	2,191	43,894

Selling, general and administrative expenses	929,069	1,515,768
Research and development	1,120,078	1,624,315

Operating loss	(2,046,956)	(3,096,189)

Other income
Interest income, net	1,571	3,749

Net loss	$(2,045,385)	$(3,092,440)

Per share information
Net loss - basic	$(0.29)	$(0.43)
Net loss - diluted	(0.29)	(0.43)

Weighted average number of basic common shares outstanding	7,142,307	7,131,890
Weighted average number of diluted common shares outstanding	7,142,307	7,131,890